   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2001


                                                      REGISTRATION NO. 333-55192

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                         STAR TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                              4813                             77-0362681
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)             Identification No.)

                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                                 (805) 899-1962
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              TIMOTHY F. SYLVESTER
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                                 (805) 899-1962

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                               CYNTHIA M. DUNNETT
                                 RONN S. DAVIDS
                               RIORDAN & MCKINZIE
                              300 S. GRAND AVENUE
                                   SUITE 2900
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 629-4824
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------
                        CALCULATION OF REGISTRATION FEE


                                                                                     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF              AMOUNT TO BE      PROPOSED MAXIMUM         AGGREGATE           AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED       OFFERING PRICE(1)    OFFERING PRICE(1)   REGISTRATION FEE
Common Stock, par value $.001 per share...     33,089,336           $.453125          $14,993,605.38       $3,748.41(2)


(1) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for our common stock as reported on the Nasdaq National Market on February 7, 2001 in accordance with Rule 457 under the Securities Act.

(2) Previously paid.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.


                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses and costs, other than underwriting discounts and commissions, expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the registration fee of the Commission.


                                                          AMOUNT TO BE
                                                            PAID BY
                          ITEM                                STAR
                          ----                            ------------
SEC registration fee....................................    $3,748.41
Blue sky fees and expenses..............................       *
Printing expenses.......................................       *
Legal fees and expenses.................................       *
Accounting fees and expenses............................       *
Selling stockholders expenses...........................       *
Transfer agent and registrar fees.......................       *
Miscellaneous...........................................       *
                                                            ---------
    Total...............................................       *
                                                            =========


------------------------

* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our certificate of incorporation provides that our directors shall not be personally liable to STAR or our stockholders for monetary damages for any breach of fiduciary duty as a director, to the fullest extent permitted by law, except to the extent such exemption from liability is not permitted under the General Corporation Law of the State of Delaware (the "GCL"). Further, our bylaws provide that we shall, to the maximum extent permitted by law, indemnify our directors and officers and may indemnify our employees and other agents.

    Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

    Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

    We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

    Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling STAR pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following is a summary of the transactions by the Registrant during the past three years involving sales of the Registrant's securities that were not registered under the Securities Act:

    On February 1, 2001, we entered into a stock purchase agreement with IDT Investments whereby IDT Investments has agreed to purchase 2,400,00 shares of our common stock for an aggregate of $1 million.

    On February 5, 2001, we issued to Gotel Investments three warrants to purchase an aggregate of 30,000,000 shares of our common stock from February 5, 2001 through the date which is six months from when the Securities and Exchange Commission declares the registration statement relating to this prospectus effective. The warrants are exercisable at prices of $.375, $.625 and $.875 per share, respectively. The exercise of all of these warrants by Gotel Investments would provide us with an infusion of up to $18.75 million of equity capital.


    On February 5, 2001, we issued 1,000,000 shares of our common stock to APCC Services in partial payment of PT-1's payphone compensation obligations to APCC Services.



    On February 7, 2001, we sold to IDT Investments approximately 6,300,000 shares of common stock. We also issued to IDT Investments a three year warrant to purchase approximately 3,400,000 additional shares of our common stock exercisable at a price of $.833 per share, subject to adjustment for dilutive transactions. The shares of our common stock acquired by IDT Investments are in addition to IDT Investments' existing holdings of approximately 4.9% of our common stock, acquired by IDT Investments in open market purchases shortly after the appointment of our new management team. IDT Investments also entered into a standstill agreement that restricts it from obtaining more than an agreed upon amount of our outstanding common stock without our prior approval and has agreed to grant a voting proxy to Brett Messing, our chief executive officer, for the shares of common stock that it holds. Assuming exercise of the warrant, the investment by IDT Investments would provide us with an aggregate infusion of approximately $5.4 million of equity capital.


    The issuances described above were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering, where each purchaser was an accredited investor with knowledge and experience in financial and business matters sufficient for evaluating the associated merits and risks, each of which represented its intention to acquire the securities for investment only and not with a view to distribution, and received or had access to adequate information about the Registrant. Appropriate legends were affixed to the stock certificates issued in these transactions and there was no general solicitation or advertising. No underwriter was employed and no commissions or fees were paid with respect to any sales of securities of the Registrant in the transactions described above.

    ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
              2.1       Stock Purchase Agreement, dated as of January 26, 1998, by and among the Registrant, T-One Corp. and Taha Mikati, as
                        amended.(4)

              2.2       Amended and Restated Agreement and Plan of Merger, dated as of August 20, 1998, by and among the Registrant, Sierra
                        Acquisition Co., Inc., PT-1 Communications, Inc. ("PT-1")
                        and the Stockholders listed on the signature page thereto,
                        (the "PT-1 Merger Agreement").(6)

              2.3       First Amendment to the PT-1 Merger Agreement, dated
                        September 1, 1998.(2)

              2.4       Second Amendment to the PT-1 Merger Agreement, dated
                        December 29, 1998.(2)

              2.5 Agreement and Plan of Merger, dated February 11, 2000, by and among the Registrant and World Access ("World
                        Access").(9)

              2.6       First Amendment to Agreement and Plan of Merger, dated as of
                        June 7, 2000, among the Registrant, World Access and STI
                        Merger Co.(12)

              2.7 Second Amendment to Agreement and Plan of Merger, dated as of October 6, 2000, among the Registrant, World Access and
                        STI Merger Co.(12)

              3.1       Amended and Restated Certificate of Incorporation of the
                        Registrant.(4)

              3.2       Bylaws of the Registrant.(4)

              3.3       Amendment to Bylaws of the Registrant.(*)

              4.1       Specimen Common Stock certificate.(1)

              4.2 Registration Rights Agreement, dated as of March 10, 1998, between the Registrant and Taha Mikati.(4)

              4.3       Registration Rights and Restricted Share Agreement, dated as of February 3, 1999, between the Registrant and the
                        shareholders named therein.(7)

              4.4       Registration Rights Agreement, dated as of February 5, 2001, between the Registrant and Gotel Investments Ltd.(15)

              4.5       Registration Rights Agreement, dated as of February 7, 2001, between the Registrant and IDT Investments, Inc.(X)

              5.1       Opinion of Riordan & McKinzie.(*)

             10.l       Form of Indemnification Agreement.(1)

             10.2       1996 Amended and Restated Stock Incentive Plan.(1)

             10.3       1996 Outside Director Nonstatutory Stock Option Plan.(1)

             10.4       1997 Omnibus Stock Incentive Plan.(1)

             10.5       Employment Agreement between the Registrant and Mary Casey, dated July 14, 1995, as amended.(1)

             10.6       Employment Agreement between the Registrant and Kelly Enos, dated December 2, 1996.(1)

             10.7       Employment Agreement between the Registrant and David Vaun
                        Crumly, dated January 1, 1996.(1)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
             10.8       Nonstatutory Stock Option Agreement between the Registrant and Gordon Hutchins, Jr., dated May 15, 1996.(1)

             10.9       Free Standing Commercial Building Lease between the
                        Registrant and Thomas M. Spear, as receiver for De La Guerra
                        Court Investments, dated for reference purposes, as of
                        March 1, 1996.(1)

             10.10      Standard Office Lease Gross between the Registrant and De La
                        Guerra Partners, L.P., dated for reference purposes, as of
                        July 9, 1996.(1)

             10.11      Office Lease between the Registrant and WHUB Real Estate
                        Limited Partnership, dated June 28, 1996, as amended.(1)

             10.12      Standard Form of Office Lease between the Registrant and
                        Hudson Telegraph Associates, dated February 28, 1996.(1)

             10.13      Agreement for Lease between the Registrant and Telehouse
                        International Corporation of Europe Limited, dated July 16,
                        1996.(1)

             10.14      Sublease between the Registrant and Borton, Petrini &
                        Conron, dated March 20, 1994, as amended.(1)

             10.15      Office Lease between the Registrant and One Wilshire Arcade
                        Imperial, Ltd., dated June 28, 1996.(1)

             10.16      Lease Agreement between the Registrant and
                        Telecommunications Finance Group, dated April 6, 1995.(1)

             10.17      Lease Agreement between the Registrant and
                        Telecommunications Finance Group, dated January 3, 1996, as amended.(1)

             10.18      Master Lease Agreement between the Registrant and NTFC
                        Capital Corporation, dated December 20, 1996.(1)

             10.19      Line of Credit Promissory Note between the Registrant and
                        Christopher E. Edgecomb, dated November 7, 1996, as amended.(1)

             10.20      Office Lease Agreement between the Registrant and Beverly
                        Hills Center LLC, effective as of April 1, 1997.(1)

             10.21      Office Lease between the Registrant, Hudson Telegraph
                        Associates and American Communications Corp., as amended.(4)

             10.22      Amendment Number Three to Employment Agreement between the
                        Registrant and Mary A. Casey, dated as of July 1, 1997.(4)

             10.23      Amendment Number One to Employment Agreement between the
                        Registrant and Kelly D. Enos, dated as of November 12,
                        1997.(4)

             10.24      Amendment Number One to First Restatement of Employment
                        Agreement between the Registrant and James Kolsrud, dated as of June 16, 1997.(4)

             10.25      Amendment Number One to Employment Agreement between the
                        Registrant and David Vaun Crumly, dated as of November 11,
                        1997.(4)

             10.26      First Amendment to Amended and Restated 1996 Stock Incentive
                        Plan.(4)

             10.27      Agreement, dated as of December 1, 1997, between the
                        Registrant and Nortel Dasa Network Systems GmbH & Co. KG.(5)

             10.28      Leasing Agreement between the Registrant and Nortel Dasa
                        Network Systems GmbH & Co. KG.(4)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
             10.29      Guarantee Agreement between the Registrant and Nortel Dasa
                        Network Systems GmbH & Co. KG.(4)

             10.30      Note and Security Agreement, dated as of December 18, 1997, between the Registrant and NationsBanc Leasing
                        Corporation.(4)

             10.31      Amendment of Lease, dated as of September 30, 1997, between the Registrant and Hudson Telegraph (reference is hereby
                        made to Exhibit 10.14).(4)

             10.32      Intentionally omitted.

             10.33      Lease Agreement, dated July 29, 1996, between the Registrant and Telecommunications Finance Group.(4)

             10.34      Commercial Lease, dated October 31, 1997, between the
                        Registrant and Prinzenpark GbR.(4)

             10.35      Commercial Lease, dated October 9, 1997, between the
                        Registrant and WSL Weststadt Liegenschafts GmbH.(4)

             10.36      Office Lease between the Registrant and Airport-Center KGHP
                        Gewerbeban GmbH & Cie.(4)

             10.37      Lease, dated November 19, 1997, between the Registrant and
                        DIFA Deutsche Immobilien Fonds Aktiengesellschaft.(4)

             10.38      Second Restatement of Employment Agreement between the
                        Registrant and James Kolsrud, dated as of July 9, 1998.(6)

             10.39      First Amendment to 1997 Omnibus Stock Incentive Plan.(6)

             10.40      Loan and Security Agreement, dated as of June 9, 1999, by
                        and among the Registrant and certain of its subsidiaries as the Obligors, and the financial institutions that are
                        identified therein as the Lenders, and Foothill Capital
                        Corporation ("Foothill") as Agent.(8)

             10.41      Pledge Agreement, dated as of June 9, 1999, by and among the
                        Registrant, certain of its subsidiaries and Foothill, as
                        Agent.(8)

             10.42 General Continuing Guaranty, dated as of June 9, 1999, delivered by certain subsidiaries of the Registrant to Foothill, as Agent.(8)

             10.43      Suretyship Agreement, dated as of June 9, 1999, among
                        Foothill, as Agent, the Registrant and certain of its subsidiaries.(8)

             10.44      Intercompany Subordination Agreement, dated as of June 9,
                        1999, among the Registrant, certain of its subsidiaries and
                        Foothill, as Agent.(8)

             10.45      Trademark Security Agreement, dated as of June 9, 1999, by the Registrant, certain of its subsidiaries and Foothill, as
                        Agent.(8)

             10.46      Copyright Security Agreement, dated as of June 9, 1999, by the Registrant, certain of its subsidiaries and Foothill, as
                        Agent.(8)

             10.47 Receivables Sale Agreement, dated as of November 30, 1999, by and between the Registrant, the entities listed on the signature pages thereto, and RFC Capital Corporation as Purchaser.(9)

             10.48      Amendment Number Four to Employment Agreement between the
                        Registrant and Mary A. Casey, dated as of April 21, 1999.(9)

             10.49      Amendment Number Two to Employment Agreement between the
                        Registrant and Kelly D. Enos, dated as of April 21, 1999.(9)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
             10.50      Amendment Number One to Second Restatement of Employment
                        Agreement between the Registrant and James Kolsrud, dated as of May 5, 1999.(9)

             10.51      Amendment Number Two to Employment Agreement between the
                        Registrant and David Vaun Crumly, dated as of April 21,
                        1999.(9)

             10.52      Amendment Number Three to Employment Agreement between the
                        Registrant and David Vaun Crumly, dated as of November 11,
                        1999.(9)

             10.53      Revolving Line of Credit Promissory Note, dated April 12,
                        1999, between the Registrant and Kelly Enos.(9)

             10.54      Revolving Line of Credit Promissory Note, dated April 12,
                        1999, between the Registrant and James Kolsrud.(9)

             10.55      Master Lease Purchase Agreement, dated February 20, 1998, as amended, by and among the Registrant, PT-1 and Chase
                        Equipment Leasing.(9)

             10.56 Office and Switch Lease, dated April 8, 1997, between PT-1 and Golden Union, LLC, C/O Alma Realty Co., 28-18 31st
                        Street, Astoria, NY 11102.(9)

             10.57      Office and Switch Lease, dated October, 1997 between PT-1
                        and Evergreen America Corporation.(9)

             10.58      Office and Switch Lease, dated July, 1997, between the
                        Registrant and NWT Partners, Ltd.(9)

             10.59      Office and Switch Lease between STAR Telecommunications
                        Deutschland GmbH ("STAR GmbH") and Prinzzenpark GbR
                        Kanzlerstr, 4.(9)

             10.60      Office and Switch Lease, dated April 1, 1999, between STAR
                        GmbH and Rentax Gesellschaft Fur Grundbesitzan-Lagen GmbH.
                        (English language summary of the original German language lease is attached thereto.)(9)

             10.61      Office and Switch Lease, dated March 1, 1999, between STAR
                        GmbH and Gewerbehof Athen. (English language summary of the original German language lease is attached thereto.)(9)

             10.62      Office and Switch Lease, dated June 1, 1999, between STAR
                        GmbH and Hamm & Co. (English language summary of the original German language lease is attached thereto.)(9)

             10.63      Office and Switch Lease, dated February 1, 1999, between
                        STAR GmbH and Rudolf Geray. (English language summary of the original German language lease is attached thereto.)(9)

             10.64      Office and Switch Lease, dated August 1, 1999, between STAR
                        GmbH and Erbengemeinschaft Fiszman. (English language
                        summary of the original German language lease is attached
                        thereto.)(9)

             10.65      Office and Switch Lease, dated February 1, 1999, between
                        STAR GmbH and Kallco Projekt Projekges GmbH. (English language summary of the original German language lease is attached thereto.)(9)

             10.66      Office and Switch Lease, dated June 1, 1999, between STAR
                        GmbH and Comptoir Genvois Immobilier. (English language summary of the original German language lease is attached thereto.)(9)

             10.67      Office and Switch Lease between PT-1 and NWT Partners,
                        Ltd.(9)

             10.68      Workout Agreement, dated April 12, 2000, between the
                        Registrant, MCI WorldCom Network Services, Inc. ("MCI
                        WorldCom") and certain of the Registrant's subsidiaries.(10)

             10.69      Promissory Note, dated April 12, 2000, between the
                        Registrant and MCI WorldCom.(10)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
             10.70      Security Agreement, dated April 12, 2000, between the
                        Registrant and MCI WorldCom and certain of the Registrant's subsidiaries.(10)

             10.71      Pledge Agreement, dated April 12, 2000, between the
                        Registrant and MCI WorldCom and certain of the Registrant's subsidiaries.(10)

             10.72 Guaranty, dated April 12, 2000, between MCI WorldCom and certain of the Registrant's subsidiaries.(10)

             10.73      Standby Term Loan Note, dated June 30, 2000, between the
                        Registrant and MCI WorldCom Network Services, Inc.(11)

             10.74      Amendment No. 1 to Workout Agreement, dated as of June 30,
                        2000, between the Registrant, MCI WorldCom and certain of the Registrant's subsidiaries.(11)

             10.75      Amendment No. 1 to Standby Term Loan Note, dated as of
                        July 31, 2000, between the Registrant and MCI WorldCom.(11)

             10.76      Amendment No. 1 to Promissory Note, dated as of July 31,
                        2000, between the Registrant and MCI WorldCom.(11)

             10.77      Amendment No. 2 to Standby Term Loan Note, dated as of
                        August 15, 2000, between the Registrant and MCI
                        WorldCom.(11)

             10.78      Amendment No. 2 to Promissory Note, dated as of August 15,
                        2000, between the Registrant and MCI WorldCom.(11)

             10.79      Amendment No. 2 to Workout Agreement, dated as of August 18,
                        2000, between and among Registrant and certain of its
                        subsidiaries and WorldCom.(14)

             10.80      Amendment No. 3 to Standby Term Loan Note, dated as of
                        October 27, 2000, between the Registrant and MCI
                        WorldCom.(13)

             10.81      Amendment No. 3 to Promissory Note, dated as of October 27,
                        2000, between the Registrant and MCI WorldCom.(13)

             10.82      Amendment No. 3 to Workout Agreement, dated as of January
                        25, 2001, between and among Registrant and certain of its subsidiaries and WorldCom.(14)

             10.83      Purchase Agreement, dated February 5, 2001, between the
                        Registrant and Gotel Investments Ltd.(15)

             10.84      Warrant, dated February 5, 2001, issued by the Registrant to
                        Gotel Investments, Ltd.(15)

             10.85      Warrant, dated February 5, 2001, issued by the Registrant to
                        Gotel Investments, Ltd.(15)

             10.86      Warrant, dated February 5, 2001, issued by the Registrant to
                        Gotel Investments, Ltd.(15)

             10.87      Severance Agreement, dated January 10, 2001, between the
                        Registrant and Mary A. Casey.(15)

             10.88      Severance and Consulting Agreement, dated January 10, 2001, between the Registrant and Christopher E. Edgecomb.(15)

             10.89 Amended and Restated Demand Note, dated January 25, 2001, between the Registrant and MCI WorldCom Network Services,
                        Inc.(14)

             10.90 Agreement, dated January 21, 2001, by and among the Registrant, PT-1 Communications, Inc. and IDT
                        Corporation.(X)

             10.91      Investment Agreement, dated February 7, 2001, between the
                        Registrant and IDT Investments, Inc.(X)

             10.92      Warrant, dated February 7, 2001, issued by the Registrant to
                        IDT Investments, Inc.(X)

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
             21.1       Subsidiaries of the Registrant.(9)

             23.1       Consent of Arthur Andersen LLP, Independent Public
                        Accountants.(X)

             24.1       Power of Attorney.(9)

             27.1       Financial Data Schedule.(9)


------------------------

(X) Included in this filing.

(*) To be filed by amendment.

(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-21325) on February 7, 1997 and incorporated by reference herein.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form S-4 (Registration No. 333-53335) and incorporated by reference herein.

(3) Filed on December 15, 1997 as an exhibit to the Registrant's Current Report on Form 8-K (File No. 000-22581) and incorporated by reference herein.

(4) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-48559) on March 24, 1998 and incorporated by reference herein.

(5) Filed as an exhibit to the Registrant's Annual Report on Form 10-K (File No. 000-22581) on March 31, 1998 and incorporated by reference herein.

(6) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 000-22581) on November 11, 1998 and incorporated by reference herein.

(7) Filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 000-22581) on February 19, 1999 and incorporated by reference herein.

(8) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 000-22851) on August 16, 1999 incorporated by reference herein.

(9) Filed as an exhibit to the Registrant's Annual Report on Form 10-K (File No. 000-22581) on April 14, 2000 and incorporated by reference herein.

(10) Filed as an exhibit to the Registrant's Quarterly Report or Form 10-Q (File No. 000-22581) on May 18, 2000 and incorporated by reference herein.

(11) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 000-22581) on August 18, 2000 and incorporated by reference herein.

(12) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q/A (File No. 000-22851) on October 10, 2000 and incorporated by reference herein.

(13) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 000-22581) on November 20, 2000 and incorporated by reference herein.

(14) Filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 000-22581) on January 30, 2001 and incorporated by reference herein.


(15) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-55192) on February 8, 2001 and incorporated by reference herein.

(b) FINANCIAL STATEMENT SCHEDULES


    We have omitted all other schedules because the conditions requiring their filing do not exist or because the required information appears in the our Consolidated Financial Statements, including the notes to those statements.


ITEM 17. UNDERTAKINGS

    1. Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    2.  The undersigned Registrant hereby undertakes:

        (a) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (b) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on the 9th day of February, 2001.



                                                       STAR TELECOMMUNICATIONS, INC.

                                                       By:            /s/ BRETT S. MESSING*
                                                            -----------------------------------------
                                                                         Brett S. Messing
                                                                    CHAIRMAN OF THE BOARD AND
                                                                     CHIEF EXECUTIVE OFFICER



    Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE(S)                        DATE
                ---------                                  --------                        ----
          /s/ BRETT S. MESSING*             Chairman of the Board and Chief
    ---------------------------------         Executive Officer                      February 9, 2001
             Brett S. Messing                 (Principal Executive Officer)

           /s/ ALLEN SCIARILLO*             Chief Financial Officer
    ---------------------------------         (Principal Financial and Accounting    February 9, 2001
             Allen Sciarillo                  Officer)

            /s/ MARY A. CASEY*
    ---------------------------------       Director                                 February 9, 2001
              Mary A. Casey

            /s/ JOHN SNEDEGAR*
    ---------------------------------       Director                                 February 9, 2001
              John Snedegar

        /s/ GORDON HUTCHINS, JR.*
    ---------------------------------       Director                                 February 9, 2001
           Gordon Hutchins, Jr.

             /s/ PAUL VOGEL*
    ---------------------------------       Director                                 February 9, 2001
                Paul Vogel



*By:                /s/ TIMOTHY F. SYLVESTER
             --------------------------------------
                      Timothy F. Sylvester
                        ATTORNEY-IN-FACT